UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 12, 2003

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Stender Way Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)

(408) 727-6116
(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

                On November 11, 2003, Integrated Device Technology, Inc. (the “Company”) announced that Bill Franciscovich has resigned his position as Vice President, Worldwide Sales.

Mr. Franciscovich will remain with the Company and assist in the transition of his responsibilities over the next several months, including assisting Vice President and Chief Financial Officer, Clyde Hosein, with business development activities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 12, 2003

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ GREGORY S. LANG
Gregory S. Lang
President and Chief
Executive Officer
(duly authorized officer)